Exhibit 20.1
Page 1 of 3

                    Navistar Financial 1994 - B Owner Trust
                        For the Month of February 1998
                      Distribution Date of March 16, 1998
                        Final Servicer Certificate #44

Original Pool Amount                                      $215,029,773.64

Beginning Pool Balance                                     $20,760,237.24
Beginning Pool Factor                                           0.0965459

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $1,957,713.57
     Interest Collected                                       $140,201.33

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Final purchase of receivables                         $19,200,000.00
     Liquidation Proceeds / Recoveries                          $4,832.20
Total Additional Deposits                                  $19,204,832.20

Repos / Chargeoffs                                             $39,359.14
Aggregate Number of Notes Charged Off                                  26

Total Available Funds                                      $21,302,747.10

Ending Pool Balance                                        $18,763,164.53
Ending Pool Factor                                              0.0872584

Servicing Fee                                                  $17,300.20

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $5,133,858.86
     Target Percentage                                               6.50%
     Target Balance                                                   N/A
     Minimum Balance                                                  N/A
     (Release) / Deposit                                   ($5,133,858.86)
     Ending Balance                                                 $0.00

Current Weighted Average APR:                                       8.737%
Current Weighted Average Remaining Term (months):                   12.25

Delinquencies                                              Dollars       Notes
     Installments:              1 - 30 days              $447,551.15      299
                                31 - 60 days             $110,212.91       47
                                60+  days                 $48,000.85       13

     Total:                                              $605,764.91      307

     Balances:                  60+  days                $175,953.85       13

Memo Item - Reserve Account
     Prior Month                                       $4,297,841.30
+    Invest. Income                                       $15,784.79
+    Excess Serv.                                        $820,232.77
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $5,133,858.86

Exhibit 20.1
Page 2 of 3

Navistar Financial 1994 - B Owner Trust
For the Month  of  February 1998

                                                                    NOTES
                                                                 (Money Market)
                                                      TOTAL         CLASS A - 1         CERTIFICATES
                                               $215,029,773.64     $207,503,000.00      $7,526,773.64
Original Pool Amount
Distributions:
     Distribution Percentages                                               96.50%              3.50%
     Coupon                                                                 6.400%             6.625%

Beginning Pool Balance                          $20,760,237.24
Ending Pool Balance                             $18,763,164.53

Collected Principal                             $21,157,713.57
Collected Interest                                 $140,201.33
Charge - Offs                                       $39,359.14
Liquidation Proceeds / Recoveries                    $4,832.20
Servicing                                           $17,300.20
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $21,285,446.90

Beginning Balance                               $20,356,512.34      $19,643,302.85        $713,209.49

Interest Due                                       $108,701.79         $104,764.28          $3,937.51
Interest Paid                                      $108,701.79         $104,764.28          $3,937.51
Principal Due                                   $20,356,512.34      $19,643,302.85        $713,209.49
Principal Paid                                  $20,356,512.34      $19,643,302.85        $713,209.49

Ending Balance                                           $0.00               $0.00              $0.00
Note / Certificate Pool Factor                                              0.0000             0.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                             $20,465,214.13      $19,748,067.13        $717,147.00

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                         $0.00
     (see Memo Item - Reserve Account)
Excess Final Purchase Amount Max                   $820,232.77

Beginning Reserve Acct Balance                   $5,133,858.86
(Release) / Draw                                ($5,133,858.86)
Ending Reserve Acct Balance                              $0.00

Exhibit 20.1
Page 3 of 3

Navistar Financial 1994 - B Owner Trust
For the Month  of  February 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                    4                  3                 2                 1
                                         Oct-97                Nov-97            Dec-97             Jan-98            Feb-98
Beginning Pool Balance               $30,605,645.43       $27,489,579.50     $25,277,204.21    $22,937,718.86    $20,760,237.24

A)   Loss Trigger:
Principal of Contracts Charged Off       $13,693.10            $1,840.02            ($23.93)       $43,372.27        $39,359.14
Recoveries                               $50,124.98           $19,911.87         $17,760.41         $8,458.91         $4,832.20

Total Charged Off (Months 5, 4, 3)       $15,509.19
Total Recoveries (Months 3, 2, 1)        $31,051.52
Net Loss / (Recoveries) for 3 Mos       ($15,542.33)(a)

Total Balance (Months 5, 4, 3)       $83,372,429.14(b)

Loss Ratio Annualized  [(a/b) * (12)]       -0.2237%

Trigger:  Is Ratio > 1.5%                        No
                                                                                 Dec-97             Jan-98            Feb-98

B)   Delinquency Trigger:                                                       $474,316.69       $400,538.54       $175,953.85
     Balance delinquency 60+ days                                                  1.87646%          1.74620%          0.84755%
     As % of Beginning Pool Balance                                                2.03459%          1.86295%          1.49007%
     Three Month Average

Trigger:  Is Average > 2.0%                      No

C)   Noteholders Percent Trigger:               N/A
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                     N/A

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer